UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	July 12, 2019 (July 8, 2019)

LINCOLNWAY ENERGY, LLC
(Exact Name of Registrant as Specified in Its Charter)

IOWA	000-51764	20-1118105
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

59511 W. Lincoln Highway, Nevada, Iowa	50201
(Address of Principal Executive Offices)	(Zip Code)

(515) 232-1010
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 8, 2019, Lincolnway Energy, LLC (the “Company”) received executed copies of an amendment (the “Amendment”) to its Credit Agreement with Farm Credit Services of America, FLCA and Farm Credit Services of America, PCA (collectively, the “Lender”) dated July 3, 2017, as previously amended (the “Credit Agreement”) and the other credit facility documents summarized below.  CoBank, ACB (“CoBank”) continues to have a participation interest in the underlying loans issued under the Credit Agreement and continues to serve as administrative agent for the Credit Agreement. The Amendment modifies the working capital, net worth and debt service coverage ratio financial covenants in the Credit Agreement as follows:

•	Working Capital. The working capital financial covenant is modified to exclude a specified receivable and to include availability under the revolving credit facility in the covenant calculation.

•
Net Worth.  The net worth financial covenant is modified to reduce the net worth amount the Company is required to have at the end of each financial statement period.  Pursuant to the Amendment, the Company must have an excess of total assets over total liabilities of not less than $25,000,000 (all as determined in accordance with the Accounting Standards) (the “Net Worth Amount”), and a specified receivable is excluded.  The Net Worth Amount was previously $32,000,000.

•	Debt Service Coverage Ratio. The language of this covenant is modified to delete a reference to the Debt Service Coverage Ratio in effect for years prior to 2019.

In connection with the execution of the Amendment, the Company and the Lender entered into an additional Revolving Credit Promissory Note dated June 23, 2019 (the “Revolving Note”) which provides for loans of not to exceed $4,000,000 at any time outstanding through January 1, 2020, subject to annual renewal.  Interest will accrue at a variable interest rate (adjusting on a weekly basis) based upon the one-month LIBOR index rate plus 3.75%.

In connection with the execution of the Credit Agreement, the Company and the Lender also entered into an Amended and Restated Letter of Credit Promissory Note dated June 23, 2019 (the “Restated Letter of Credit Note”) which amended, restated and superseded the Revolving Letter of Credit Promissory Note dated July 3, 2017, as previously amended.   The maximum amount of the letter of credit commitment was changed to $1,588,275.   As of June 23, 2019, the outstanding amount payable by the Company under the Restated Letter of Credit Note was $1,588,275.

The foregoing descriptions of the Amendment, the Revolving Note and the Restated Letter of Credit Note do not purport to be complete and are qualified in their entirety by reference to the full text of the (i) Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K, (ii) the Revolving Credit Promissory Note which is filed as Exhibit 10.2 to this Current Report on Form 8-K and (iii) the Restated Letter of Credit Note which is filed as Exhibit 10.3 to this Current Report on Form 8-K, respectively, each of which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03, as if fully set forth herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Amendment dated June 23, 2019 to the Credit Agreement dated July 3, 2017, as previously amended, between the Company and Farm Credit Services of America, FLCA and Farm Credit Services of America, PCA

10.2	Revolving Credit Promissory Note dated June 23, 2019 between the Company and Farm Credit Services of America, FLCA and Farm Credit Services of America, PCA

10.3	Amended and Restated Letter of Credit Promissory Note dated June 23, 2019 between the Company and Farm Credit Services of America, FLCA and Farm Credit Services of America, PCA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLNWAY ENERGY, LLC

Date: July 12, 2019	By:	/s/ Michael A. Hollenberg
Michael A. Hollenberg
President and Chief Executive Officer